EXHIBIT 5.2

February 19, 2016

The Board of Directors

Legg Mason, Inc.

100 International Drive

Baltimore, Maryland 21202

Legg Mason, Inc.

Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Legg Mason, Inc., a Maryland corporation (the “Company”), in connection with the preparation and filing by the Company of a registration statement on Form S-3 (such registration statement, including the documents incorporated by reference therein, the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) relating to the offering from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Securities Act of 1933, as amended (the “Securities Act”), by the Company of:

(i) an indeterminate amount of the Company’s debt securities in one or more series;

(ii) warrants to purchase the Company’s debt securities (the “Debt Warrants”);

(iii) warrants to receive from the Company the cash value in U.S. dollars of the right to purchase and sell either foreign currencies or units of two or more currencies as shall be designated by the Company at the time of offering (the “Currency Warrants”);

(iv) warrants to purchase common stock or preferred stock of the Company (the “Stock Warrants” and together with the Debt Warrants and the Currency Warrants, the “Warrants” and the shares underlying the Stock Warrants, the “Warrant Shares”);

(v) shares of the common stock of the Company, par value $0.10 per share (the “Common Stock”);

(vi) shares of the preferred stock of the Company, par value $10.00 per share (the “Preferred Stock”);

(vii) depositary shares representing fractional shares of Preferred Stock of one or more series (the “Depositary Shares”);

(viii) rights to purchase Common Stock or Preferred Stock (the “Rights”);

(ix) purchase contracts representing the Company’s obligation to sell Debt Securities (as defined below), Warrants, Common Stock, Preferred Stock, Depositary Shares or other securities that the Company may sell under the Prospectus (as defined below) at a future date or dates (the “Purchase Contracts”); and

(x) units consisting of any combination of two or more of Debt Securities, Warrants, Common Stock, Preferred Stock, Depositary Shares, Purchase Contracts or debt obligations of third parties, including government securities (the “Units” and together with the Debt Securities, the Warrants, the Common Stock, the Preferred Stock, the Depositary Shares, the Rights and the Purchase Contracts, the “Securities”)

as described in the prospectus forming a part of the Registration Statement (the “Prospectus”), as supplemented by one or more supplements to the Prospectus and as shall be designated by the Company at the time of the applicable offering.

The Debt Securities will be issued in one or more series and may be either senior debt securities (the “Senior Debt Securities”) issued pursuant to an indenture (as supplemented from time to time, the “Senior Indenture”) between the Company and The Bank of New York Mellon, as trustee (the “Senior Trustee”), dated as of January 22, 2014, a copy of which is filed as an exhibit to the Registration Statement, or junior subordinated debt securities (the “Junior Subordinated Debt Securities” and together with the Senior Debt Securities, the “Debt Securities”) to be issued pursuant to an indenture (as supplemented from time to time, the “Junior Subordinated Indenture” and together with the Senior Indenture, the “Indentures”) to be entered into between the Company and The Bank of New York Mellon, as trustee (the “Junior Subordinated Trustee”), a form of which is filed as an exhibit to the Registration Statement. The Debt Warrants will be issued under one or more debt warrant agreements (each, a “Debt Warrant Agreement”) each to be entered into between the Company and a financial institution identified therein as a warrant agent (each, a “Debt Warrant Agent”). The Currency Warrants will be issued under one or more currency warrant agreements (each, a “Currency Warrant Agreement”), each to be entered into between the Company and a financial institution identified therein as a warrant agent (each, a “Currency Warrant Agent”). The Stock Warrants will be issued pursuant to one or more warrant agreements (each, a “Stock Warrant Agreement” and, together with the Debt Warrant Agreements and the Currency Warrant Agreements, the “Warrant Agreements”) to be entered into between the Company and a bank or trust company, as warrant agent (each, a “Stock Warrant Agent”). The Preferred Stock will be issued in one or more series and the relative powers, designations, preferences, rights and qualifications, limitations or restrictions of such Preferred Stock will be set forth in one or more certificates of designation (each, a “Certificate of Designation”). The Depositary Shares will be issued under deposit agreements, each between the Company and a depositary to be identified in the applicable deposit agreement (each, a “Deposit Agreement”). The Rights will be issued under one or more rights agent agreements (each, a “Rights Agent Agreement”), each to be entered into between the Company and a rights agent identified therein as a rights agent (each, a “Rights Agent”). The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”), to be entered into between the Company and a purchase contract agent to be identified in the applicable agreement (each, a “Purchase Contract Agent”). The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement”), to be entered into between the Company and a unit agent to be identified in the applicable agreement (each, a “Unit Agent” and together with the Debt Warrant Agent, the Currency Warrant Agent, the Stock Warrant Agent, the Rights Agent and the Purchase Contract Agent, the “Agents”).

Each Debt Warrant Agreement, Currency Warrant Agreement, Stock Warrant Agreement, Deposit Agreement, Rights Agent Agreement, Purchase Contract Agreement and Unit Agreement (all of the foregoing, the “Agreements”) and Certificate of Designation will be in a form to be filed as an exhibit to a post-effective amendment to the Registration Statement or a Current Report on Form 8-K incorporated in such Registration Statement by reference.

In connection with the foregoing, we have reviewed the originals, or copies identified to our satisfaction, of the Senior Indenture, the form of Junior Subordinated Indenture, the Registration Statement, the Prospectus, the Articles of Incorporation and Bylaws of the Company and such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and other documents, agreements and instruments, as we have deemed necessary as a basis for the opinions expressed below. In our review, we have assumed:

(a)	The genuineness of all signatures;

(b)	The authenticity of the originals of the documents submitted to us;

(c)	The conformity to authentic originals of any documents submitted to us as copies;

(d)	As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of the Company;

(e)	Each Indenture, Agreement, Debt Security, Warrant, Purchase Contract, Depositary Share, Right and Unit will be the legal, valid and binding obligation of each party thereto, other than the Company, enforceable against each such party in accordance with its terms; and

(f)

The execution, delivery and performance by the Company of the Indentures, the Debt Securities, the Warrant Agreements, the Warrants, the Deposit Agreements, the Depositary Shares, the Rights Agent Agreements, the Rights, the Purchase Contract Agreements, the Purchase Contracts, the Unit Agreements and the Units will be duly authorized by all necessary action (corporate or otherwise), and that each of the Indentures, the Debt Securities, the Warrant Agreements, the Warrants, the Deposit Agreements, the Depositary Shares, the Rights Agent Agreements, the Rights, the Purchase Contract Agreements, the

Purchase Contracts, the Unit Agreements and the Units will not (i) contravene the Articles of Incorporation or Bylaws of the Company, (ii) violate any law, rule or regulation applicable to the Company or (iii) result in any conflict with or breach of any agreement or document binding on the Company or any of its subsidiaries, and that no authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is or will be required for the due execution, delivery or performance by the Company of the Indentures, the Debt Securities, the Warrant Agreements, the Warrants, the Deposit Agreements, the Depositary Shares, the Rights Agent Agreements, the Rights, the Purchase Contract Agreements, the Purchase Contracts, the Unit Agreements or the Units or, if any such authorization, approval, consent, action, notice or filing is or will be required, it has been or will be duly obtained, taken, given or made and is or will be in full force and effect.

Our opinion set forth below is limited to the law of the State of New York, and we do not express any opinion herein concerning any other law.

Based upon the foregoing, and upon such other investigation as we have deemed necessary and subject to the qualifications set forth below, we are of the opinion that:

1.	When (i) the final terms of the Senior Debt Securities have been duly established and approved by Company, (ii) the issuance and sale of the Senior Debt Securities has been duly authorized by all necessary action (corporate or otherwise) and (iii) such Senior Debt Securities have been duly executed by the Company and duly authenticated by the Senior Trustee in accordance with the terms of the Senior Indenture and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Senior Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Senior Indenture.

2.	When (i) the Junior Subordinated Indenture has been duly executed and delivered by the Company, (ii) the final terms of the Junior Subordinated Debt Securities have been duly established and approved by Company, (iii) the issuance and sale of the Junior Subordinated Debt Securities has been duly authorized by all necessary action (corporate or otherwise) and (iv) such Junior Subordinated Debt Securities have been duly executed by the Company and duly authenticated by the Junior Subordinated Trustee in accordance with the terms of the Junior Subordinated Indenture and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the Junior Subordinated Debt Securities will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the Junior Subordinated Indenture.

3.	When (i) the applicable Deposit Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Depositary Shares have been duly established and approved by Company, (iii) the issuance of the Depositary Shares has been duly authorized by all necessary action (corporate or otherwise) and (iv) the Depositary Shares evidenced by depositary receipts are issued and delivered in accordance with the applicable Deposit Agreement against the deposit of duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, such Depositary Shares will entitle the holders thereof to the rights specified in the applicable Deposit Agreement.

4.	When (i) each of the Debt Warrant Agreement, Currency Warrant Agreement and Stock Warrant Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Debt Warrants, Currency Warrants or Stock Warrants, as applicable, have been duly established and approved by Company, (iii) the issuance and sale of the Debt Warrants, Currency Warrants or Stock Warrants, as applicable, has been duly authorized by all necessary action (corporate or otherwise), including the adoption and filing of the applicable Warrant Agreement, (iv) the Debt Warrants, Currency Warrants or Stock Warrants, as applicable, or certificates representing such Warrants have been duly executed by the Company and countersigned by the applicable Warrant Agent in accordance with the terms of the applicable Warrant Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the applicable Warrants will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the applicable Warrant Agreement.

5.	When (i) the applicable Rights Agent Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Rights have been duly established and approved by Company, (iii) the issuance and sale of the Rights has been duly authorized by all necessary action (corporate or otherwise), including the adoption and filing of the applicable Rights Agent Agreement, (iv) the Rights have been duly executed by the Company and countersigned by the applicable Rights Agent in accordance with the terms of the applicable Rights Agent Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the applicable Rights will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the applicable Rights Agent Agreement.

6.	When (i) the applicable Purchase Contract Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Purchase Contracts have been duly established and approved by Company, (iii) the issuance and sale of the Purchase Contracts has been duly authorized by all necessary action (corporate or otherwise), including the adoption and filing of the applicable Purchase Contract Agreement, (iv) the Purchase Contracts have been duly executed by the Company and countersigned by the applicable Purchase Contract Agent in accordance with the terms of the applicable Purchase Contract Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the applicable Purchase Contracts will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the applicable Purchase Contract Agreement.

7.	When (i) the applicable Unit Agreement has been duly executed and delivered by the Company, (ii) the final terms of the Units have been duly established and approved by Company, (iii) the issuance and sale of the Units has been duly authorized by all necessary action (corporate or otherwise), including the adoption and filing of the applicable Unit Agreement, (iv) the Units have been duly executed by the Company and countersigned by the applicable unit agent in accordance with the terms of the applicable Unit Agreement, and delivered to the purchasers thereof against payment of the consideration therefor duly approved by the Company, the applicable Units will constitute legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, and will be entitled to the benefits of the applicable Unit Agreement

The opinions set forth above are subject to (i) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally (including without limitation all laws relating to fraudulent transfers) and (ii) the effect of general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law). We express no opinion as to the validity, legally binding effect or enforceability of any provision in the Agreements that requires or relates to adjustments to the conversion rate at which the applicable Securities are converted into the equity securities in an amount that a court would determine in the circumstances under applicable law to be commercially unreasonable or a penalty or forfeiture. Further, with respect to the Securities denominated in a currency other than United States dollars, if any, we express no opinion as to whether a court would award a judgment in a currency other than United States dollars.

This opinion letter speaks only as of the date hereof. We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

We understand that this opinion is to be used in connection with the Registration Statement. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Prospectus under the caption “Legal Matters.” In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Shearman & Sterling LLP

JSS/AMA/MP

RE

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